UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 23, 2013, Rex Energy Corporation (“Rex Energy”) and the guarantors named therein (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers identified in Schedule 1 to the Purchase Agreement (collectively, the “Initial Purchasers”), which provides for the issuance and sale by Rex Energy of $100,000,000 aggregate principal amount of its 8.875% Senior Notes due 2020 (the “Notes”) to the Initial Purchasers at a purchase price of 105.000% of the aggregate principal amount of the Notes, plus accrued interest from December 12, 2012, for net proceeds (after deducting the Initial Purchasers’ discount and estimated offering expenses, but excluding accrued interest) of approximately $102.8 million. The Notes constitute an additional issuance of notes under the same indenture as $250 million of Rex Energy’s 8.875% Senior Notes due 2020 that were issued on December 12, 2012 (the “Original Notes”). Rex Energy intends to use the net proceeds of this offering to fund a portion of its 2013 capital expenditures and for general corporate purposes. Closing of the issuance and sale of the Notes occurred on April 26, 2013.

The Notes were sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors and by certain of Rex Energy’s future restricted subsidiaries.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Rex Energy and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. Rex Energy and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes, as described below.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On April 26, 2013, in connection with the issuance and sale of the Notes, Rex Energy and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the Initial Purchasers. Pursuant to the Registration Rights Agreement, Rex Energy has agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, Rex Energy and the Guarantors have agreed to exchange the guarantee related to the Notes for registered guarantees having substantially the same terms as the original guarantee. Rex Energy and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 360 days of December 12, 2012, the date of issuance of the Original Notes. Rex Energy and the Guarantors will also use commercially reasonable efforts to cause a shelf registration statement for the resale of the notes to become effective if Rex Energy cannot effect the exchange offer within the 360-day time period and in certain other circumstances. If Rex Energy fails to satisfy these obligations on a timely basis, it will be required to pay an additional 1% of interest to holders of the Notes, until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable.

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

On April 26, 2013, the Notes were issued pursuant to the Indenture entered into on December 12, 2012 (the “Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”), under which the Original Notes were also issued. The terms of the Notes issued on April 26, 2013 and the Original Notes issued on December 12, 2012 are governed by the Indenture, which contains covenants that, among other things, limit Rex Energy’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

Rex Energy will pay interest on the Notes on June 1 and December 1 of each year, beginning June 1, 2013. The Notes will mature on December 1, 2020.

The Indenture was previously filed with the U.S. Securities and Exchange Commission as Exhibit 4.1 to the Rex Energy’s Current Report on Form 8-K filed December 12, 2012.

Item 8.01.	Other Events.

On April 22, 2013, Rex Energy gave notice to the administrative agent under its amended and restated senior secured revolving credit agreement dated March 27, 2013 (as amended, the “Credit Facility”) of its election to reduce the maximum commitments under the Credit Facility from $300 million to $215 million. This election became effective upon the closing of the offering of the Notes.

On April 23, 2013, Rex Energy issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its commencement of its offering of the Notes.

On April 23, 2013, Rex Energy issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the pricing of the Notes.

Neither of these press releases shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of April 26, 2013, among Rex Energy Corporation, the Guarantors named therein, and RBC Capital Markets, LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein.

10.1	Purchase Agreement, dated as of April 23, 2013, among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Rex Energy Corporation Press Release dated April 23, 2013.

99.2	Rex Energy Corporation Press Release dated April 23, 2013.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Vice President, General Counsel and Secretary

Date: April 26, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of April 26, 2013, among Rex Energy Corporation, the Guarantors named therein, and RBC Capital Markets, LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein.

10.1	Purchase Agreement, dated as of April 23, 2013, among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Rex Energy Corporation Press Release dated April 23, 2013.

99.2	Rex Energy Corporation Press Release dated April 23, 2013.